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                                  EXHIBIT 10.29

                                 IGO CORPORATION

                             EMPLOYMENT OFFER LETTER



                                January 28, 2002





David E. Olson
805 Melville Avenue
Palo Alto, CA  94301

Dear Mr. Olson:

         On behalf of iGo Corporation (the "Company"), I am pleased to offer you the position of Acting President and Chief Executive Officer of the Company. The terms of your employment relationship with the Company will be as set forth below and will be subject to the approval of the Company's Board of Directors.

         1. POSITION. You will become the Acting President and Chief Executive Officer of the Company. As such, you will have such responsibilities as determined by the Board of Directors.

         2. BASE SALARY. You will be paid a base salary of $25,000.00 per month. Your salary will be payable in accordance with the Company's standard payroll policies (subject to normal required withholding).

         3. STOCK AND/OR OPTIONS. You will be granted a non-statutory option to purchase 150,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock at the date of grant (as determined by the Board of Directors), which shall vest at the rate of 25,000 shares on the 28th day of each month after commencement of your employment (so that six (6) months from the commencement of your employment, your option will be fully vested). Vesting will, of course, depend on your continued employment with the Company. The option shall become fully vested upon a change of control, and you may exercise any vested option for a period of two (2) years following your employment (but in no event after expiration of the ten year term of the option).

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         4. STANDARD EMPLOYEE AGREEMENTS. Like all Company employees, you will be required to sign the Company's standard Mutual Arbitration Agreement, as well as the Confidential Information, Invention Assignment, Non-Competition and Non-Solicitation Agreement relating to protection of the Company's proprietary and confidential information and assignment of inventions. In addition, you will abide by the Company's strict policy that prohibits any new employee from using or bringing with him or her from any previous employer any confidential information, trade secrets, or proprietary materials or processes of such former employer. You will also be bound by the terms of any employee manual currently existing or later adopted by the Company.

         5. AT-WILL EMPLOYMENT. As is true for all employees, you will be an employee-at-will, meaning that either you or the Company may terminate your employment relationship at any time, without notice, for any reason or no reason. If the Company terminates you for any reason within three (3) months of your start date, you shall continue to receive your base salary for that three month period.

         6. START DATE. Your employment with the Company will commence on January 28, 2002.

         7. FEDERAL IMMIGRATION LAW. For purposes of federal immigration law, you will be required to provide to the Company documentary evidence of your identity and eligibility for employment in the United States. Such documentation must be provided to us within three (3) business days of your commencement date, or our employment relationship with you may be terminated.

         8. OTHER BENEFITS. You will be entitled to participate in the various employee benefit programs adopted from time to time by the Company in accordance with the terms thereof.

         9. INDEMNIFICATION. The Company shall provide you with its standard indemnification agreement for officers.

         10. ENTIRE AGREEMENT. This offer letter, together with your (a) Stock Option Agreement, (b) Indemnification Agreement, (c) Change of Control Agreement, (d) Mutual Arbitration Agreement, and (e) Confidential Information, Invention Assignment, Non-Competition and Non-Solicitation Agreement, constitutes the entire agreement between the parties and supersedes all other prior agreements or understandings. This offer may be withdrawn by the Company at any time prior to the Company's receipt of a copy of this letter countersigned by you. This offer may be executed by facsimile and in counterparts, which, when taken together, will constitute one and the same document. This letter will be governed by Nevada law.

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         Again, let me indicate how pleased we are to extend this offer, and how much we look forward to working together. Please indicate your acceptance by signing and returning the enclosed copy of this letter.


                                               Very truly yours,

                                               IGO CORPORATION


                                                By:      /S/ SCOTT SHACKELTON
                                                    ----------------------------

                                                Title:   CHIEF FINANCIAL OFFICER
                                                       -------------------------




The foregoing terms and conditions are hereby accepted:


Signed:           /S/ DAVID E. OLSON
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Print Name:       DAVID E. OLSON
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Date:             2-2-02
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